Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended
	October 29, 2017	October 30, 2016

Cash flows from operating activities:
Net income	$21,289	$55,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,573	82,406
Gain on sale of investment	-	(8,940)
Changes in assets, liabilities and other	(11,029)	(7,005)

Net cash provided by operating activities	96,833	122,137

Cash flows from investing activities:
Purchases of property, plant and equipment	(91,965)	(50,147)
Acquisition of Business	(5,400)	-
Proceeds from sale of investments	167	101,853
Other	(868)	584

Net cash (used in) provided by investing activities	(98,066)	52,290

Cash flows from financing activities:
Repayments of long-term borrowings	(5,428)	(57,609)
Payments to noncontrolling interests	(8,298)	(12,856)
Proceeds from share-based arrangements	2,830	3,463
Other	(32)	(20)

Net cash used in financing activities	(10,928)	(67,022)

Effect of exchange rate changes on cash	6,108	802

Net (decrease) increase in cash and cash equivalents	(6,053)	108,207
Cash and cash equivalents, beginning of period	314,074	205,867

Cash and cash equivalents, end of period	$308,021	$314,074